Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264038

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 31, 2022)

VERB TECHNOLOGY COMPANY, INC.

14,666,667 Shares of Common Stock

Warrants to Purchase up to 14,666,667 Shares of Common Stock

and

the Shares of Common Stock Underlying the Warrants

Pursuant to this prospectus supplement and the accompanying base prospectus, we are offering (i) 14,666,667 shares of our common stock, par value $0.0001 per share, at an offering price of $0.75 per share, (ii) warrants to purchase up to 14,666,667 shares of our common stock (the “Warrants”), at an exercise price of $0.75 per share and exercisable six months following their issuance for a term of five years following the date on which they are initially exercisable, and (iii) 14,666,667 shares of our common stock issuable upon exercise of the Warrants.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VERB.” On April 20, 2022, the last reported sale price of our common stock on Nasdaq was $0.7597 per share. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities offered by this prospectus. The gross proceeds to us before Placement Agent commissions and other offering expenses will be up to approximately $11.0 million. Refer to the section entitled “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

	Per Share and Related Warrant	Total(2)
Offering price	$0.75	$11,000,000.25
Placement Agent fees(1)	$0.0450	$419,999.99
Placement Agent fees(1)	$0.0225	$120,000.02
Proceeds to us, before expenses	$0.7132	$10,460,000.25

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the gross proceeds from the sale of 9,333,333 shares of common stock offered in this offering, and equal to 3.0% of the gross proceeds from the sale of 5,333,334 shares of our common stock offered in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued.

Investing in our securities involves a high degree of risk. Refer to the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 1 of the accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock to investors is expected on or about April 25, 2022

Exclusive Placement Agent

A.G.P.

The date of this prospectus supplement is April 20, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus forms part of a Registration Statement on Form S-3 (File No. 333-264038) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, the risks of investing in our common stock and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our shares. It is important that you read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, our securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Verb” refer to Verb Technology Company, Inc., a Nevada corporation.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before buying our securities. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in our securities. Some of the statements in this prospectus constitute forward-looking statements. For additional information, refer to the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

Overview

We are a Software-as-a-Service (“SaaS”) applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our Customer Relationship Management (“CRM”) application, verbLEARN, our Learning Management System application, verbLIVE, our Live Stream eCommerce application, verbPULSE, our business/augmented intelligence notification and sales coach application, and verbTEAMS, our self-onboarding video-based CRM and content management application for professional sports teams, small business, and solopreneurs, with seamless synchronization with Salesforce, that also comes bundled with verbLIVE, and more recently, we introduced verbMAIL, our interactive video-based sales communication tool integrated into Microsoft Outlook.

We use the terms “client” and “customer” interchangeably throughout this section.

Our Technology

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users on their devices in real time, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all our platform applications.

Our Products

verbCRM combines the capabilities of CRM lead-generation, content management, and in-video ecommerce capabilities in an intuitive, yet powerful tool for both inexperienced as well as highly skilled sales professionals. verbCRM allows users to quickly and easily create, distribute, and post videos to which they can add a choice of on-screen clickable icons which, when clicked, allow viewers to respond to the user’s call-to-action in real-time, in the video, while the video is playing, without leaving or stopping the video. For example, our technology allows a prospect or customer to click on a product they see featured in a video and impulse buy it, or to click on a calendar icon in the video to make an appointment with a salesperson, among many other features and functionalities designed to eliminate or reduce friction from the sales process for our users. The verbCRM app is designed to be easy to use and navigate and takes little time and training for a user to begin using the app effectively. It usually takes less than four minutes for a novice user to create an interactive video from our app. Users can add interactive icons to pre-existing videos, as well as to newly created videos shot with practically any mobile device. verbCRM interactive videos can be distributed via email, text messaging, chat app, or posted to popular social media directly and easily from our app. No software download is required to view Verb interactive videos on virtually any mobile or desktop device, including smart TVs.

S-2

verbLEARN is an interactive, video-based learning management system that incorporates all of the clickable in-video technology featured in our verbCRM application and adapts them for use by educators for video-based education. verbLEARN is used by enterprises seeking to educate a large sales team or a customer base about new products, or elicit feedback about existing products. It also incorporates Verb’s proprietary data collection and analytics capabilities that inform users in real time when and for how long the viewers watched the video, how many times they watched it, and what they clicked on, in addition to adding gamification features that enhance the learning aspects of the application.

verbLIVE builds on popular video-based platforms such as Facebook Live, Zoom, WebEx, and Go2Meeting, among others, by adding Verb’s proprietary interactive in-video ecommerce capabilities - including an in-video Shopify shopping cart integrated for Shopify account holders - to our own live stream video broadcasting application. verbLIVE is a next-generation live stream platform that allows hosts to utilize a variety of novel sales-driving features, including placing interactive icons on-screen that appear on the screens of all viewers, providing in-video click-to-purchase capabilities for products or services featured in the live video broadcast, in real-time, driving friction-free selling. verbLIVE also provides the host with real-time viewer engagement data and interaction analytics. verbLIVE is entirely browser-based, allowing it to function easily and effectively on all devices without requiring the host or the viewers to download software, and is secured through end-to-end encryption.

verbPULSE is a business/augmented intelligence notification-based sales enablement platform feature set that tracks users’ interactions with current and prospective customers and then helps coach users by telling them what to do next in order to close the sale, virtually automating the selling process.

verbTEAMS is our interactive, video-based CRM for professional sports teams, small-and medium-sized businesses, and solopreneurs. verbTEAMS also incorporates verbLIVE as a bundled application. verbTEAMS features self-sign-up, self-onboarding, self-configuring, content management system capabilities, user level administrative capabilities, and high-quality analytics capabilities in both mobile and desktop platforms that sync with one another. It also has a built-in one-click sync capability with Salesforce.

In addition, we continue to invest in the future of interactive livestreaming. The following reflects some of our recent initiatives:

MARKET is a centralized online destination where shoppers can explore scores of shoppable livestream events, and over time - thousands, across numerous product and service categories, hosted by people all over the world, always on - 24/7 - where shoppers could communicate with the hosts, asking questions about products in real-time - through an on-screen chat visible to all shoppers - that allows shoppers who have invited their friends and family to join them there to share the experience - to communicate directly with each other in real time, and then simply click on a non-intrusive - in-video overlay to place items in an on-screen shopping cart for purchase - all without interrupting the video. Shoppers can visit any number of other shoppable events to meet up and chat with friends, old and new, and together watch, shop and chat with the hosts, discover new products and services, and become part of an immersive entertaining shopping experience. Throughout the experience, the shopping cart follows shoppers seamlessly from event to event, shoppable video to shoppable video, host to host, product to product.

The MARKET business model is a simple but next-level B to B play. It is a multi-vendor platform, with a single follow-me style unified shopping cart, and robust ecommerce capabilities with the tools for consumer brands, big box brick and mortar stores, boutiques, influencers and celebrities to connect with their clients, customers, their fans, followers, and prospects by providing a unique, interactive social shopping experience that we believe could keep them coming back and engaged for hours.

A big differentiator for MARKET is that it also provides an online meeting place for friends and family to meet, chat, shop and enjoy a fun, immersive shopping experience in real time together from anywhere and everywhere in the world. MARKET will provide vendors with extensive business building analytics capabilities not available on, and not shared by many operators of other social media sites who regard that information as valuable proprietary property. All vendors on MARKET will retain this valuable intelligence for their own, unlimited use.

S-3

MARKET allows vendors an opportunity to reach not only the shoppers they invite to the site from their own client and contact lists, but also those shoppers who came to the site independently who will discover these vendors as they browse through the many other shoppable events hosted simultaneously on MARKET 24/7, from around the world. We believe our revenue model will be attractive to vendors and will consist of SaaS recurring revenue as well as a share of revenue generated through sales on the platform.

MARKET will also incorporate a modified version of our verbLIVE Attribution technology, allowing vendors who so choose, to leverage extremely powerful, built-in affiliate marketing capabilities. Non-vendor visitors to the site can search for those vendors that have activated the Attribution feature for their events and be compensated when people they referred to that vendor, purchase products or services during that vendor’s shopping event. We expect that this feature, unique to MARKET, will drive many more shoppers who will be referred from all over the world, producing a cross-pollination effect enhancing the revenue opportunities for all MARKET vendors, while also creating an attractive income generating opportunity for non-vendor MARKET patrons.

MARKET is an entirely new platform, built wholly independently and separate from our verbLIVE sales platform, representing what we believe is the state of the art of shoppable video technology. It will utilize an ultra-low latency private global CDN network that we control, allowing us to deliver a high-quality experience and platform performance capabilities. We also believe that MARKET will expose vendors to our entire suite of sales enablement products, such as verbMAIL, among others, that could drive new cross selling revenue opportunities.

verbTV is an online destination for shoppable entertainment. Whereas MARKET is a social shopping experience, verbTV is a destination for those seeking commercial-free television content, such as concerts, game shows, sports, including e-sports, sitcoms, podcasts, special events, news, including live events, and other forms of video entertainment that is all interactive and shoppable. verbTV represents an entirely new distribution channel for all forms of content by a new generation of content creators looking for greater freedom to explore the creative possibilities that a native interactive video platform can provide for their audience. We believe content creators may also enjoy greater revenue opportunities through the native ecommerce capabilities the platform provides to sponsors and advertisers who will enjoy real-time monetization, data collection and analytics. Through verbTV, sponsors and advertisers will be able to accurately measure the ROI from their marketing spend, instead of relying on decades-old, imprecise viewership information.

At launch, verbTV will feature the popular business pitch show “2 Minute Drill” currently shown on Amazon Prime and Bloomberg TV. However, verbTV will host a shoppable version of the 12 episodes of the upcoming Season 3. Each episode is a fast-paced reality show where five to six entrepreneurs competing for $50,000 in cash and prizes, have two minutes to impress the judges with the best investor pitch. Our CEO is one of the judges on the show. Expected to air in early 2022, verbTV viewers will be able to click on-screen and purchase the products and services of the contestants featured on the show, among other contemplated interactive features. Dave Meltzer, the creator of the show, co-founder of Sports 1 Marketing, and the former CEO of the renowned Leigh Steinberg Sports & Entertainment agency, has signed on with Verb to produce other interactive and shoppable entertainment for verbTV. Other such partnerships, as well as a creator program, are currently in progress.

Verb Partnerships and Integrations

verbMAIL for Microsoft Outlook is a product of our partnership with Microsoft and is available as an add-in to Microsoft Outlook for Outlook and Office 365 subscribers. verbMAIL allows users to create interactive videos seamlessly within Outlook by clicking the verbMAIL icon in the Outlook toolbar. The videos are automatically added to an email and can be sent easily through Outlook using the user’s contacts they already have in Outlook. The application allows users to easily track viewer engagement and together with other features represents an effective sales tool available for all Outlook users worldwide. Currently offered without charge, a subscription-based paid version with a suite of enhanced features for sales and marketing professionals is slated for release later this year.

S-4

Salesforce Integration. We have completed and deployed the integration of verbLIVE into Salesforce and have launched a joint marketing campaign with Salesforce to introduce the verbLIVE plug-in functionality to current Salesforce users. We have also developed a verbCRM sync application for Salesforce users that is currently being utilized by at least one of our large enterprise clients and the verbLIVE plug-in is now being offered to all Salesforce users on a monthly subscription fee basis while we work to build adoption rates.

Popular Enterprise Back-Office System Integrations. We have integrated verbCRM into systems offered by 19 of the most popular direct sales back-office system providers, such as Direct Scale, Exigo, By Design, Thatcher, Multisoft, Xennsoft, and Party Plan. Direct sales back-office systems provide many of the support functions required for direct sales operations, including payroll, customer genealogy management, statistics, rankings, and earnings, among other direct sales financial tracking capabilities. The integration into these back-office providers, facilitated through our own API development, allows single sign-on convenience for users, as well as enhanced data analytics and reporting capabilities for all users. Our experience confirms that our integration into these back-end platforms accelerates the adoption of verbCRM by large direct sales enterprises that rely on these systems and as such, we believe this represents a competitive advantage.

Non-Digital Products and Services

Historically, we provided certain non-digital services to some of our enterprise clients such as printing and fulfillment services. We designed and printed welcome kits and starter kits for their marketing needs and provided fulfillment services, which consisted of managing the preparation, handling and shipping of our client’s custom-branded merchandise they use for marketing purposes at conferences and other events. We also managed the fulfillment of our clients’ product sample packs that verbCRM users order through the app for automated delivery and tracking to their customers and prospects.

In May 2020, we executed a contract with Range Printing (“Range”), a company in the business of providing enterprise class printing, sample assembly, warehousing, packaging, shipping, and fulfillment services. Pursuant to the contract, through an automated process we have established for this purpose, Range receives orders for samples and merchandise from us as and when we receive them from our clients and users, and print, assemble, store, package and ship such samples and merchandise on our behalf. The Range contract provides for a service fee arrangement based upon the specific services to be provided by Range that is designed to maintain our relationship with our clients by continuing to service their non-digital needs, while eliminating the labor and overhead costs associated with the provision of such services by us.

Our Market

Our client base has historically consisted primarily of multi-national direct sales enterprises to whom we provide white-labeled, client-branded versions of our products. During the year ended December 31, 2021, our client base expanded to include large enterprises in the life sciences sector, professional sports franchises, educational institutions, and not-for-profit organizations, as well as clients in the entertainment industry and the burgeoning CBD industry, among other business sectors. As of December 31, 2021, we provided subscription-based application services to approximately 150 enterprise clients for use in over 100 countries, in over 48 languages, which collectively account for a user base generated through more than 3.1 million downloads of our verbCRM application. Among the new business sectors targeted for this year are medical equipment and pharmaceutical sales, armed services and government institutions, small businesses and individual entrepreneurs.

Corporate Information

We are a Nevada corporation that was incorporated in February 2005. Our principal executive and administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

S-5

The Offering

Common stock offered by us	14,666,667 shares of our common stock, plus 14,666,667 shares of our common stock issuable upon exercise of the Warrants offered in this offering.

Warrants offered by us	Warrants to purchase 14,666,667 shares of our common stock, at an exercise price of $0.75 per share, exercisable six months following the date of issuance, for a term of five years following the date on which they are initially exercisable.

Common stock outstanding prior to the closing of this offering	86,491,237 shares

Common stock to be outstanding immediately after this offering	101,157,904 shares (assuming we sell the maximum number of shares of common stock offered in this offering and excluding shares issuable upon the exercise of the Warrants).

Offering Price	$0.75 per share

Nasdaq symbol	VERB

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $10.3 million after deducting Placement Agent commissions and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including operating and expanding our MARKET platform. In addition, we are actively evaluating a strategic initiative and may use a portion of the net proceeds from this offering to fund a portion of the transaction and pay related transaction costs. However, we have not negotiated a definitive agreement with respect to this transaction and it is possible that the transaction will not be consummated. For additional information, refer to the section entitled “Use of Proceeds” beginning on page S-10 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 1 of the accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

The number of shares of common stock that will be outstanding immediately after this offering excludes the following:

●	5,941,643 shares of common stock issuable upon the exercise of outstanding stock options as of April 15, 2022, with a weighted-average exercise price of $1.63 per share;

●	2,211,525 shares of common stock issuable upon vesting of restricted stock unit awards as of April 15, 2022, with a weighted-average exercise price of $1.23 per share;

●	3,368,102 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of April 15, 2022;

●	10,984,740 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of April 15, 2022, with a weighted-average exercise price of $2.67 per share; and

●	2,100,000 shares of common stock issuable upon conversion of $6.3 million aggregate original principal amount of convertible notes principal amount of convertible promissory notes outstanding as of April 15, 2022, which have a conversion price of $3.00 per share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options and warrants.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from this offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus, beginning on page 1 of the accompanying base prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the Nasdaq Listing Rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

S-7

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus supplement, in the accompanying base prospectus, and in the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations and liquidity could be materially adversely impacted. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our products. We may invest the net proceeds from this offering, pending their use, in a manner that does not produce income or that loses value.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The purchase price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on a purchase price of $0.75 per share of common stock, if you purchase securities, you will experience immediate dilution of $0.75 per share, representing the difference between the purchase price of the common stock and our pro forma net tangible book value per share as of December 31, 2021 after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the purchase price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If you purchase securities in this offering, you may also experience future dilution as a result of future equity offerings.

We may be required to raise additional capital in the future to fund the growth and operation of our business. To raise additional capital, we may offer additional shares of our common stock or other securities convertible into, or exercisable or exchangeable for, shares of our common stock at prices that may not be the same as the price paid by investors in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities exercisable for, or convertible or exchangeable into, shares of our common stock, in future transactions may be higher or lower than the price paid by investors in this offering.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on a number of factors, including our earnings, cash balance, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash for the development, operation and expansion of our business. Further, pursuant to a Securities Purchase Agreement we entered into on January 12, 2022 with three institutional investors, which we disclosed on a Form 8-K filed with the SEC on January 13, 2022, we are prohibited from declaring or paying a cash dividend or distribution on any of our common stock. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

S-8

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on Nasdaq or any other securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The Warrants being offered may not have value.

The Warrants being offered by us in this offering have an exercise price of $0.75 per share, subject to certain adjustments, and expire five years following the date on which they are initially exercisable. In the event that the applicable volume weighted average price of our common stock does not exceed the exercise price of the Warrants during the period when they are exercisable, the Warrants may not have any value.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of April 20, 2022, we had 86,491,237 shares of common stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

Holders of our Warrants will have no rights as a common stockholder until they acquire our shares of common stock.

Until holders of our Warrants acquire our common stock upon exercise of the Warrants, such holders will have no rights with respect to our common stock issuable upon exercise of their Warrants. Upon exercise of their Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. Further, the Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to repurchase such Warrants at a price described in such warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the shares on a “best efforts” basis, and the placement agent is under no obligation to purchase any securities for its own account. The placement agent is not required to sell any specific number or dollar amount of securities in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

S-9

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be up to approximately $10.3 million after deducting Placement Agent commissions and other estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including operating and expanding our MARKET platform. In addition, as part of our strategic business plan, we regularly research and evaluate the acquisition or licensing of businesses, products, or technologies that we believe may be complementary to our own technology platform and suite of applications. We have commenced discussions with a third party regarding the acquisition of a business that would augment our technology platform and enhance our human capital resources. We are actively evaluating this strategic initiative and may use a portion of the net proceeds from this offering to fund a portion of the transaction and pay related transaction costs. However, we have not negotiated a definitive agreement with respect to this transaction and it is possible that the transaction will not be consummated.

Pending our use of the net proceeds from this offering, we intend to invest a portion of the net proceeds in a variety of capital preservation investments, which may include short-term, interest-bearing instruments and U.S. government securities.

We will not receive any proceeds from the sale of common stock issuable under exercise of the Warrants we are offering unless and until such Warrants are exercised for cash. If all of the Warrants sold in this offering were to be exercised in cash at the exercise price of $0.75 per share of common stock, we would receive additional gross proceeds of approximately $11.0 million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

S-10

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. We intend to use any excess cash for the development, operation and expansion of our business.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on a number of factors, including our earnings, cash balance, capital requirements and financial condition. Further, pursuant to a Securities Purchase Agreement we entered into on January 12, 2022 with three institutional investors, which we disclosed on a Form 8-K filed with the SEC on January 13, 2022, we are prohibited from declaring or paying a cash dividend or distribution on any of our common stock.

Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

S-11

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the purchase price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2021 was approximately $(10,395,000), or approximately $(0.14) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of December 31, 2021.

Our pro forma net tangible book value as of December 31, 2021, which takes into account the issuance of (i) an aggregate of 11,096,685 shares of common stock for aggregate gross proceeds of approximately $10,070,553 pursuant to a Common Stock Purchase Agreement entered into on January 12, 2022, and (ii) an aggregate principal amount of $6.3 million in convertible notes due 2023 issued pursuant to a Securities Purchase Agreement on January 12, 2022, which have a conversion price of $3.00 per share, was approximately $(222,000), or approximately $0.00 per share of common stock.

After giving effect to the sale by us of 14,666,667 shares of common stock at the purchase price of $0.75 per share, and after deducting Placement Agent commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately $10,093,483, or $0.10 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.10 per share to our existing stockholders and an immediate dilution of $0.65 per share of common stock issued to the investors participating in this offering.

The following table illustrates this per share dilution:

		Amount
Purchase price per share		$0.75
Pro forma net tangible book value per share as of December 31, 2021	$0.00
Increase in pro forma net tangible book value per share to the existing stockholders attributable to this offering	$0.10
Pro forma as adjusted net tangible book value per share attributable to this offering		$0.10
Dilution per share to investors participating in this offering		$0.65

The discussion and table above assume no exercise of the Warrants to purchase an aggregate of 14,666,667 shares of common stock to be issued in this offering.

The number of shares of common stock used for purposes of this section is based on the 72,942,948 shares outstanding as of December 31, 2021 and excludes the following:

●	5,404,223 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2021, with a weighted-average exercise price of $1.72 per share;

●	1,821,833 shares of common stock issuable upon vesting of restricted stock unit awards as of December 31, 2021, with a weighted-average exercise price of $1.41 per share;

●	5,448,323 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan as of December 31, 2021;

●	10,984,740 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of December 31, 2021, with a weighted-average exercise price of $2.67 per share; and

●	11,096,685 shares of common stock issued pursuant to a Common Stock Purchase Agreement entered into on January 12, 2022;

●	2,100,000 shares of common stock issuable upon conversion of $6.3 million aggregate original principal amount of convertible notes due 2023 issued pursuant to a Securities Purchase Agreement on January 12, 2022, which have a conversion price of $3.00 per share.

●	any additional shares of common stock we may issue from time to time after that date.

To the extent that outstanding options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-12

DESCRIPTION OF SECURITIES OFFERED

In this offering, we are offering 14,666,667 shares of our common stock and Warrants to purchase 14,666,667 shares of our common stock, as well as the shares of common stock issuable from time to time upon exercise of the Warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying base prospectus. Our common stock is listed on Nasdaq under the symbol “VERB.” The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Exercise Price and Duration

Each Warrant has an exercise price of $0.75 per share. The Warrants are exercisable six months following their date of issuance and will expire on the fifth anniversary following the date on which they are initially exercisable. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price, and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, provided that upon at least 61 days’ prior notice from the holder to us, the holder may increase this beneficial ownership limit to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available with respect to, the issuance of the shares of common stock underlying the Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Warrants.

S-13

Fundamental Transaction

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

S-14

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated April 20, 2022. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, but will use its reasonable best efforts to arrange for the sale of the shares of common stock and Warrants offered by this prospectus supplement. We have entered into a securities purchase agreement and warrant directly with investors in connection with this offering. We will make offers only to a limited number of accredited investors. The offering is expected to close on or about April 25, 2022, subject to customary closing conditions, without further notice to you.

Fees and Expenses

We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the gross proceeds from the sale of 9,333,333 shares of common stock offered in this offering, and equal to 3.0% of the gross proceeds from the sale of 5,333,334 shares of our common stock offered in this offering.

The following table shows the per share and total fees we will pay to the Placement Agent in connection with the sale of our common stock pursuant to this prospectus:

	Per Share and Related Warrant	Total(2)
Offering price	$0.75	$11,000,000.25
Placement Agent fees(1)	$0.0450	$419,999.99
Placement Agent fees(1)	$0.0225	$120,000.02
Proceeds to us, before expenses	$0.7132	$10,460,000.25

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the gross proceeds from the sale of 9,333,333 shares of common stock offered in this offering, and equal to 3.0% of the gross proceeds from the sale of 5,333,334 shares of our common stock offered in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued.

In addition, we have agreed to reimburse the Placement Agent for up to $65,000 of legal fees and expenses upon closing the offering. We estimate that the total expenses of the offering payable by us, excluding the Placement Agent commissions, will be approximately $145,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

S-15

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On April 21, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.64 per share.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the underwriter. Specifically, these individuals have agreed, in part, not to:

●	offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or any affiliate of such person or any person in privity with such person or any such affiliate), directly or indirectly, of any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock;

●	establish or increase a put equivalent position or liquidate or decrease a call equivalent position, enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise; or

●	publicly disclose the intention to do any of the foregoing.

In addition, we will not issue any shares of our common stock for a period of 75 days following the closing of this offering, subject to certain exceptions. We also agreed that we will not conduct any variable rate transactions for a period of six months following the closing date.

Other Relationships

The Placement Agent acted as our underwriter in our public offering of units that closed in April 2019 pursuant to which we raised $20.5 million and our registered direct offering that closed in March 2021 pursuant to which we raised $15.0 million, as well as in our offering of $6.3 million aggregate original principal amount of convertible notes due 2023 that closed in January 2022. The Placement Agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

S-16

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Blank Rome LLP, New York, New York, has acted as counsel for the Placement Agent in connection with certain matters relating to this offering.

EXPERTS

The financial statements of Verb Technology Company, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in Verb Technology Company, Inc.’s Annual Report on Form 10-K, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report thereon, included therein, and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-17

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the shares of common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Certain contracts and other documents described in this prospectus are filed as exhibits to the registration statement, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and the shares of common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

Our website address is https://www.verb.tech/. We maintain a section on our website, https://www.verb.tech/investor-relations/sec-filings, through which you can obtain copies of the reports, proxy and information statements, and other information we file electronically with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible on our website. The information set forth on, or accessible from, our website is not part of this prospectus.

S-18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 filed with the SEC on April 12, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 13, 2022 and April 22, 2022;

●	the description of our securities contained in Exhibit 4.17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.

782 South Auto Mall Drive

American Fork, Utah 84003

Attn: Investor Relations

Telephone: (855) 250-2300

S-19

PROSPECTUS

$100,000,000

VERB TECHNOLOGY COMPANY, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants and/or units having an aggregate initial offering price not to exceed $100,000,000. The preferred stock may be convertible into or exchangeable for shares of our common stock, other shares of our preferred stock or warrants. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock, warrants or other debt securities. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, debt securities and/or units. Each unit will be comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, refer to the section entitled “Plan of Distribution.” We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds we expect to receive from such sale.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On March 30, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.99 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2022

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration process, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate initial offering price not to exceed $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we offer or sell any of our securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website referenced within the section entitled “Where You Can Find More Information.”

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward-looking statements, and we have attempted to identify such forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology.

Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus, may materially and adversely affect our results as indicated in or implied by our forward-looking statements. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, in their entirety and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made and, except to the extent required by law or the rules of the Nasdaq Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC after the date of this prospectus. For additional information, refer to the section entitled “Where You Can Find More Information.”

We qualify all of our forward-looking statements by these cautionary statements.

2

ABOUT THE COMPANY

Overview

We are a software-as-a-service applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our white-labeled Customer Relationship Management (“CRM”) application for large sales-based enterprises; verbTEAMS, our CRM application for small- and medium-sized businesses and solopreneurs; verbLEARN, our Learning Management System application; verbLIVE, our Live Stream eCommerce application; verbPULSE, our artificial intelligence notification application; and verbMAIL, our interactive video sales communication tool integrated with Microsoft Outlook.

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users on their devices in real time, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all our platform applications.

Corporate Information

We are a Nevada corporation. Our principal executive and administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information provided on or accessed through our website is not incorporated into this prospectus and you should not consider such information in deciding whether to purchase our securities. References in this prospectus to our website are to inactive textual references only.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, each of which are incorporated by reference in this prospectus, as well as any amendments or updates to our risk factors reflected in our subsequent filings with the SEC, including in any applicable prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price or value of our securities could decline and you might lose all or part of your investment. For additional information, refer to the section entitled “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and future prospects.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Information.”

4

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities, and from the exercise of any warrants issued pursuant hereto, for working capital and other general corporate purposes.

We may set forth additional information regarding the anticipated use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used from any specific offering. As a result, our management will have broad discretion in the allocation of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

5

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, from time to time in one or more offerings, directly or through agents, dealers or underwriters, any combination of common stock, preferred stock, debt securities, warrants and/or units having an aggregate initial offering price not to exceed $100,000,000. The preferred stock may be convertible into or exchangeable for shares of our common stock, other shares of our preferred stock or warrants. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock, warrants or other debt securities. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, debt securities and/or units. Each unit will be comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another.

The common stock, preferred stock, debt securities, warrants, and units that may be issued hereunder are collectively referred to herein as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell any securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. For additional information, refer to the section entitled “About this Prospectus.”

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section entitled “Risk Factors.”

6

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended and restated (our “Articles of Incorporation”), and our Amended and Restated Bylaws (our “Bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to certain provisions of the Nevada Revised Statutes (“NRS”). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,000 shares have been designated Series A Preferred Stock. As of December 31, 2021, we had 72,942,948 shares of common stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference on any outstanding shares of our preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Undesignated Preferred Stock

Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control, all without further action by our stockholders. Further, the ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

7

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: (i) an acquisition by means of a tender offer; (ii) an acquisition by means of a proxy contest or otherwise; or (iii) the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the then-current trading price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 14,994,000 shares of our currently undesignated preferred stock, with voting or other rights or preferences, could impede the success of any attempt to effect a change of control.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president, or by a majority of the members of our board of directors.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may, from time to time, be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

8

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share statutes, if applicable, could have the effect of discouraging takeovers.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

SoloFire Exchange Agreement

In connection with our acquisition of Ascend Certification, LLC, dba SoloFire (“SoloFire”) on September 4, 2020, we entered into an Exchange Agreement with the prior owners of SoloFire whereby we agreed that on or after March 4, 2021, the prior owners of SoloFire can exchange their Class B interests in our acquisition subsidiary, Verb Acquisition Co., LLC, for up to an aggregate of 2,642,159 shares of our common stock.

9

Equity Line of Credit

On January 12, 2022, we entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Pursuant to the agreement, we have the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $50,000,000 of newly issued shares of our common stock (the “Total Commitment”) from time to time during the term of the agreement, subject to certain limitations and conditions. The Total Commitment is inclusive of 607,287 shares of Common Stock (the “Commitment Shares”), issued to the Investor as consideration for its commitment to purchase shares of Common Stock under the Common Stock Purchase Agreement.

The Common Stock Purchase Agreement initially precludes us from issuing and selling more than 14,747,065 shares of our common stock, including the Commitment Shares and the shares of our common stock issuable upon conversion of the Notes (as defined below), which number of shares equals 19.99% of the number of shares of our common stock that was issued and outstanding immediately prior to the execution of the agreement, unless we obtain stockholder approval to issue additional shares, or unless certain exceptions apply. In addition, a beneficial ownership limitation in the agreement initially limits us from directing the Investor to purchase shares of Common Stock if such purchases would result in the Investor beneficially owning more than 4.99% of the then outstanding shares of our common stock (subject to an increase to 9.99% at the Investor’s option upon at least 61 calendar days’ notice).

Unless earlier terminated, the Common Stock Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 36-month period following the January 12, 2022, (ii) the Investor’s purchase or receipt of the Total Commitment worth of our common stock, or (iii) the occurrence of certain other events set forth in the agreement. We have the right to terminate the agreement at any time after commencement, at no cost or penalty, upon five trading days’ prior written notice to the Investor. The Investor has the right to terminate the agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events set forth in the agreement.

Outstanding Convertible Notes

On January 12, 2022, we also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the holders named therein (collectively, the “Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300,000 in convertible notes due 2023 (each, a “Note” and, collectively, the “Notes”). We received $6,000,000 in gross proceeds from the sale of the Notes. The Notes bear interest of 6.0% per annum, have an original issue discount of 5.0%, mature 12 months from the closing date, and have an initial conversion price of $3.00, subject to adjustment in certain circumstances as set forth in the Note.

The Securities Purchase Agreement initially precludes us from issuing and selling more than 14,747,065 shares of our common stock, including the shares of our common stock issuable pursuant to the Common Stock Purchase Agreement, which number of shares equals 19.99% of the number of shares of our common stock that was issued and outstanding immediately prior to the execution of the agreement, unless we obtain stockholder approval to issue additional shares, or unless certain exceptions apply.

Outstanding Warrants

Listed Common Stock Purchase Warrants

Exercisability. The warrants are exercisable immediately upon issuance and at any time during the five-year period following the date of issuance. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement in lieu of issuing shares of our common stock underlying the warrants.

10

Exercise Price. The initial exercise price per share of our common stock purchasable upon exercise of the warrants is $3.443. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The warrants are listed on The Nasdaq Capital Market under the symbol “VERBW.” We cannot provide assurances that a trading market for the warrants will be maintained.

Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock (each, a “Common Stock Purchase Warrant Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Common Stock Purchase Warrant Fundamental Transaction if it had been immediately prior to such transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

2019 Warrants

On August 14, 2019, we entered into a Stock Purchase Agreement (the “SPA”) with certain purchasers named therein (the “Preferred Purchasers”), pursuant to which we agreed to issue and sell an aggregate of 6,000 shares of Series A Preferred Stock to the Preferred Purchasers in exchange for gross proceeds of $5,030,000. In connection with the offering, we granted warrants to the Preferred Purchasers (the “2019 Warrants”) exercisable for up to 3,245,162 shares of common stock.

As of December 31, 2021, there were 1,462,901 shares of our common stock underlying the 2019 warrants, which have a per-share exercise price of $1.10 per share.

Exercisability. The warrants are exercisable from and after six months after the date of issuance and at any time during the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement in lieu of issuing shares of our common stock underlying the warrants.

11

Exercise Price. The initial exercise price per share of our common stock purchasable upon exercise of the 2019 warrants was $1.88. The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders. If we or any subsidiary, at any time while the 2019 Warrants are outstanding, sell or grant any option to purchase, or sell or grant any right to reprice or otherwise dispose of or issue any common stock or common stock equivalents at an effective price less than the exercise price then in effect, then the exercise price shall be reduced to the lower exercise price then in effect. The exercise price per share was adjusted to $1.10 following the completion of a private placement in February 2020 (see the section entitled “Outstanding Warrants - 2020 Warrants”). If we, at any time while the 2019 Warrants are outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price on the record date mentioned below, then the exercise price shall be multiplied by a fraction, of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered (assuming receipt by us in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such volume weighted average price. Such adjustment shall be made whenever such rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The 2019 Warrants are not listed for trading on any securities exchange and we do not intend to apply for listing.

Fundamental Transaction. If, at any time while the 2019 Warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, a “2019 Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such transaction if it had been immediately prior to such transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the transaction. In the event of a 2019 Warrant Fundamental Transaction, we or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the 2019 Warrant Fundamental Transaction (or, if later, the date of the public announcement of the applicable transaction), purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the 2019 Warrant) of the remaining unexercised portion of the warrant on the date of the consummation of such transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

12

2020 Warrants

In connection with a private placement of our common stock in February 2020, the Preferred Purchasers who, as of February 7, 2020, continued to own shares of our Series A Preferred Stock (the “Continuing Holders”) issued pursuant to the SPA (a) waived their respective rights to participate in the private placement, and (b) declined to accept the price protection rights to which they otherwise were entitled as holders of shares of our Series A Preferred Stock. In connection with the waiver, we granted to the Continuing Holders a five-year common stock purchase warrant (“2020 Warrants”), the terms of which are substantially similar to the terms of our 2019 Warrants, provided that the 2020 Warrants had an initial per-share exercise price of $1.55.

As of December 31, 2021, there were 2,161,926 shares of our common stock underlying the 2020 Warrants, which have a per-share exercise price of $1.10 per share.

Outstanding Equity Awards

As of December 31, 2021, we had 5,404,223 shares of our common stock underlying outstanding stock options, having a weighted-average exercise price of approximately $1.72 per share,10,984,740 stock purchase warrants having a weighted-average exercise price of $2.67 per share and 1,821,833 restricted stock awards having a weighted-average grant date fair value of $1.41 issued under our equity incentive plans.

Forum Selection

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on our behalf, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any of our current or former officers, directors, employees or agents, or (c) any action against us or any of our current or former officers, directors, employees or agents arising pursuant to any provision of the NRS, the articles of incorporation, or the bylaws. For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address is 18 Lafayette Place, Woodmere, New York 11598. The telephone number is 855-9VSTOCK.

Listing on The Nasdaq Capital Market

Shares of our common stock are listed for trading on The Nasdaq Capital Market under the symbol “VERB.” Certain of our common stock purchase warrants are listed for trading on The Nasdaq Capital Market under the symbol “VERBW” (see the section entitled “Outstanding Warrants – Listed Common Stock Purchase Warrants”). Our 2019 Warrants and 2020 Warrants are not listed for trading on any securities exchange.

13

DESCRIPTION OF DEBT SECURITIES

We may offer and sell, from time to time, debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture (or supplemental indenture) applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may offer under this prospectus, as well as the complete indenture (as supplemented by any applicable supplemental indentures) that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount to their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Whenever debt securities are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

14

●	if the price at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series;

15

●	terms, if applicable, related to the auction or remarketing of the debt securities and any security for the obligations related to such debt securities;

●	additions to or changes in or deletions to the provisions relating to covenant defeasance and legal defeasance;

●	terms and conditions, if any, upon which we shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any securityholder that is not a “United States person” for federal tax purposes; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock, our other debt securities, or our warrants. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock, our other debt securities, or our warrants that the holders of the series of debt securities receive upon conversion or exchange would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

16

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

17

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the section entitled “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain an office or agency;

●	maintain paying agencies;

18

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

19

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

20

DESCRIPTION OF WARRANTS

We may offer and sell, from time to time, warrants for the purchase of shares of our common stock, shares of our preferred stock, debt securities and/or units. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares, and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	the date, if any, on and after which the warrants and the related common stock, preferred stock, debt securities and/or units will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, the principal amount of debt securities, and/or the number of units at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them as indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities, or to enforce covenants in the applicable indenture.

21

DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of two or more of the other securities described in this prospectus in any combination, which may or may not be separable from one another. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements applicable to the units. We urge you to read the applicable prospectus supplement, as well as the complete unit agreements that contain the terms of the units.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the title of the series of units;

●	identification and description of the separate securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities comprising the units will be separately transferable; and

●	any other terms of the units and their securities.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

22

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;

●	the type of securities being offered;

●	the purchase price of our securities being offered and the net proceeds we expect to receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on the Nasdaq Capital Market or any other trading market where the securities may be traded;

23

●	in the over-the-counter market;

●	in negotiated transactions; or

●	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of Verb Technology Company, Inc. as of December 31, 2021 and 2020, and for the years then ended appearing in Verb Technology Company, Inc.’s From 10-K for the fiscal year ended December 31, 2021, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such report of Weinberg & Company, P.A. pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For additional information, refer to the section entitled “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC on March 31, 2022 (our “Annual Report”);

●	our Current Reports on Form 8-K as filed with the SEC on each of January 13, 2022 and January 24, 2022; and

●	the description of our securities contained in Exhibit 4.17 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference in this prospectus. You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.
782 South Auto Mall Drive
American Fork, Utah 84003
Attn: Investor Relations
Telephone: (855) 250-2300

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

25

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and the securities offered by us, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the website referenced above.

26

VERB TECHNOLOGY COMPANY, INC.

14,666,667 Shares of Common Stock

Warrants to Purchase up to 14,666,667 Shares of Common Stock

and

the Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

April 20, 2022

Exclusive Placement Agent

A.G.P.